UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 8, 2008
ABM Industries Incorporated
(Exact name of registrant as specified in its charter)

Delaware	1-8929	94-1369354

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

551 Fifth Avenue, Suite 300, New York, New York	10176

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 297-0200
N/A

(Former name or former address if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

TABLE OF CONTENTS

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01. Financial Statements and Exhibits.
SIGNATURES
EXHIBIT INDEX
EX-10.1: FORM OF AMENDED EXECUTIVE EMPLOYMENT AGREEMENT
Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
          On August 8, 2008, ABM Industries Incorporated (the “Company”) entered into an executive employment agreement substantially in the form of the Executive Employment Agreement filed as Exhibit 10.1 to this current report (the “Amended Executive Employment Agreement”) with James P. McClure (Executive Vice President). On August 12, 2008, the Company entered into an Amended Executive Employment Agreement with James S. Lusk (Chief Financial Officer) and with Steven M. Zaccagnini (Executive Vice President). Messrs. Lusk, McClure and Zaccagnini are individually referred to herein as an “Executive”. The Amended Executive Employment Agreement supersedes each Executive’s prior employment agreement. The prior employment agreements for Messrs. McClure and Zaccagnini were scheduled to expire on October 31, 2008, and the prior employment agreement for Mr. Lusk was scheduled to expire on March 31, 2009.
          The initial term of the Amended Executive Employment Agreement will expire on October 31, 2010, and the term will automatically renew for consecutive one-year terms unless the Company provides notice not to renew. Each Executive will continue to receive their current base salary, equal to $434,700 for Messrs. Lusk and Zaccagnini, and $550,000 for Mr. McClure. In addition, under the terms of the Amended Executive Employment Agreement, each Executive is eligible to receive an annual cash bonus pursuant to the Company’s Performance Incentive Program, to participate in the Company’s 2006 Equity Incentive Program and to receive such perquisites as are generally provided to similarly situated executives of the Company.
          The Amended Executive Employment Agreement provides that the Company may terminate an Executive’s employment without “Cause” (as defined in the Amended Executive Employment Agreement). Upon such a termination, an Executive’s right to severance benefits will be governed by the terms of the Company’s Severance Policy or any similar plan or policy of the Company as in effect from time to time that provides severance benefits upon a termination of employment. The Amended Executive Employment Agreement provides that if any amount or benefit to be paid to an Executive, whether pursuant to the Company’s Severance Policy or otherwise, would create an obligation for an Executive to pay an excise tax under Section 280G of the Internal Revenue Code (an “Excess Parachute Payment”), such payment will be reduced so that no portion of the payment constitutes an Excess Parachute Payment, unless such reduction would result in an Executive receiving an amount that is less than 90% of the amount of the severance payment, after taking into account all applicable taxes on such payment, including any excise taxes.
          The terms of the Amended Executive Employment Agreement provide that upon the termination of an Executive’s employment for any reason, the Executive will refrain from competing with, or soliciting the employees or customers of the Company for one year following the termination of employment.
          A copy of the form of the Amended Executive Employment Agreement is filed herewith as Exhibit 10.1 to this current report and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.
(c)	Exhibits.

10.1	Form of Amended Executive Employment Agreement.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ABM INDUSTRIES INCORPORATED
Dated: August 13, 2008	By:	/s/ Sarah H. McConnell
Sarah H. McConnell
Senior Vice President and General Counsel

EXHIBIT INDEX
10.1	Form of Amended Executive Employment Agreement.